COMMERCIAL LEASE

         The Commercial Lease and Agreement made as of this 5th day of March, 2001, between Minor & Smith Real Estate, Inc., an Alabama corporation, (hereinafter referred to as "Landlord"), whose address is P. O. Box 578, Haleyville, Alabama 35565, and Ridge Crest, LLC, a Delaware limited liability company, (hereinafter referred to as "Tenant"), whose address is P. O. Box 1190, Haleyville, Alabama 35565.

         Whereas, Landlord has certain buildings and property located at 3150 Highway 13 North, Haleyville, Alabama; and,

         Whereas,  Landlord and Tenant wish to enter into a  commercial    lease
for a period  of  five  (5) years on  the terms and conditions hereinafter   set
forth.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1. DESCRIPTION OF PROPERTY. That Landlord has and does hereby lease unto the said Tenant the following described Premises and building thereon, which is located at or near Haleyville, Alabama, (hereinafter referred to as the "Premises").

             51,000 square foot building, located at 3150 Highway 13, North, Haleyville, Alabama

         TO HAVE AND TO HOLD the Premises unto the Tenant for an original term of five (5) years commencing as stated in paragraph 3(b) herein.

         2. RENT. Tenant hereby covenants and agrees to pay Landlord rent for the Premises as follows:

         (a) Tenant covenants and agrees to pay Landlord as rent for the first twelve (12) months of the term of this lease for the Premises the sum of Four Thousand One Hundred and No/100 ($4100.00) Dollars per month; the rent for months thirteen (13) through twenty-four (24) shall be Four Thousand Three Hundred Five and No/100 ($4,305.00) Dollars per month; the rent for months twenty-five (25) through thirty-six (36) will be Four Thousand Five Hundred
Twenty and No/100 ($4,520.00) Dollars per month; the rent for months thirty-seven (37) through forty-eight (48) will be Four Thousand Seven Hundred Forty-Six and No/100 ($4,746.00) Dollars per month; and the rent for months forty-nine (49) through sixty (60) will be Four Thousand Nine Hundred Eighty-Three and 30/100 ($4,983.30) Dollars per month.

         (b) The first rental payment due under the original term of this lease
shall be due   and payable on the 1st day of February, 2001 and the first day of each month thereafter in consecutive monthly installments, in advance.

         3. RENEWAL TERM. (a) Landlord covenants and agrees that Tenant shall have the option of extending this lease for one (1) term of five (5) years on the same terms and conditions as the original lease, except that the rent shall increase as set forth in paragraph 3(b), provided that at the beginning of the option period the Tenant is not in default in the payment of rent or any other provision in this lease.

         (b) Tenant covenants and agrees to pay Landlord as rent for the first twelve (12) months of the renewal term of this lease for the Premises the sum of Five Thousand Eighty-Two and 76/100 ($5,082.76) Dollars per month; the rent for months thirteen (13) through twenty-four (24) of the renewal term shall be Five Thousand One Hundred Eighty-Four and 42/100 ($5,184.42) Dollars per month; the rent for months twenty-five (25) through thirty-six (36) of the renewal term will be Five Thousand Two Hundred Eighty-Eight and 11/100 ($5,288.11) Dollars per month; the rent for months thirty-seven (37) through forty-eight (48) of the renewal term will be Five Thousand Three Hundred Ninety-Three and 87/100 ($5,393.87) Dollars per month; and the rent for months forty-nine (49) through sixty (60) of the renewal term will be Five Thousand Five Hundred One and 75/100 ($5,501.75) Dollars per month.

         4. TENANT'S PROPERTY. All furniture, fixtures, machinery, and equipment of every kind and nature installed or placed upon the leased Premises by Tenant shall remain the property of Tenant and may be removed by Tenant at or prior to the expiration or termination of this lease agreement, provided that all terms and conditions of this lease agreement have been complied with by Tenant, and provided further, that Tenant repair any damage to the leased building caused by such removal and shall not permit any damage or weakening of the structural integrity of said building to occur by such removal.

         5. WAIVER OF SUBROGATION. Landlord and Tenant mutually agree to waive any right of subrogation which they may have against the other for any losses paid to them on insurance policy or policies carried on the property to the extent permitted by the terms of said policy or policies.

         6. PROOF OF PAYMENT. The burden of proof of payment of rent in case of controversy shall be upon Tenant.

         7. UNINTERRUPTED POSSESSION. Landlord hereby covenants that if Tenant shall keep and perform all of the covenants of this lease on the part of Tenant to be performed, Landlord will guarantee to Tenant the quiet, peaceful and uninterrupted possession of the Premises.

         8.  Tenant hereby covenants:

         (a) USE FOR LAWFUL PURPOSES. That the Premises and all buildings and improvements thereon shall during the term of this lease be used only and exclusively for lawful and moral purposes, and no part of the Premises or improvements thereon shall be used in any manner whatsoever for any purpose in violation of the laws of the United States, the State of Alabama, or the ordinances and laws of the City of Haleyville, and County of Marion.

         (b) O.S.H.A., CERCLA, etc. To save and hold Landlord harmless from any violations on the Premises of the laws of the United States including but not limited to requirements of Occupational Safety and Health Association (O.S.H.A.) and CERCLA, the safety and environmental of the State of Alabama, including A.D.E.M., and the ordinances and laws of the City of Haleyville and County of Marion;

         (c) NUISANCE. Not to create or allow any nuisance to exist on the Premises, and to abate any nuisance that may arise promptly and free of expenses to Landlord;

         (d) Not to suffer anything to be or remain upon or about the Premises which will invalidate any policy of insurance which Landlord may now or hereafter have upon the building and the Premises.

         (e) HOLD HARMLESS. To hold Landlord harmless against all damages, accidents and injuries to persons or property caused by or resulting from, or in connection with any E.P.A violation, equipment, machinery, stairway, signs, awnings, glass, brick, and other building material, or other openings, or any other things in or pertaining to any other parts of any building or buildings on the Premises or things in or pertaining to or upon the said buildings and Premises during the term of this lease or while Tenant is occupying the Premises;

         (f) INSOLVENCY OR BANKRUPTCY. That, notwithstanding any other provision in this lease, in the event of the insolvency or bankruptcy of Tenant, or in the event of a partial or general assignment for the benefit of a creditor, at any time thereafter Landlord shall have the right to terminate this lease immediately.

         9. CONDITION AT OCCUPANCY AND MAINTENANCE. Tenant acknowledges that all the electrical, plumbing, heating and air conditioning units, apparatus, and fixtures to be in good condition by the act of occupancy and use of the Premises, and does covenant and agree that during the term of this lease or any renewal the same shall be maintained and kept in good order and condition at Tenant's expense, however, Tenant shall not be liable for replacement of any items, that shall be the expense to Landlord, and, at the expiration of this lease, to make good all personal damages to same.

          10. REPAIRS AND MAINTENANCE OF BUILDING. Tenant agrees that it shall be responsible for all repairs to the building on the Premises, except maintaining or replacement of the roof and sidewalls of the building, and will keep the same in good order and repair, and Tenant shall be responsible for any damage to the building and Premises which may be caused by Tenant's negligence, reasonable wear and tear excepted. Landlord shall be responsible for any repair and replacement of the roof and sidewalls of the building and shall keep the roof from leaking.

         11. SEWER SYSTEM. Tenant expressly agrees to accept the sewage and water systems in good order and to be responsible for any expense to maintain or repair said systems.

         12. UTILITY CHARGES. Tenant agrees to pay any and all bills for public utilities, such as electricity, gas, water, telephone, used by Tenant during the term of this lease and that Landlord shall have no obligation therefor.

         13. LIABILITY INSURANCE. That Tenant shall, during the term of this lease, keep in full force and effect a policy of liability insurance with respect to the Premises and the business operated thereon by Tenant, in which the limits of liability shall not be less than One Million and No/100 ($1,000,000.00) Dollars per person and One Million and No/100 ($1,000,000.00) Dollars for each accident or occurrence for bodily injury and the same for property damage. Tenant shall cause the Landlord to be a named insured on said policy "as its interest may appear" and furnish Landlord with a copy thereof and any renewals thereto.

         14. FIRE INSURANCE. Tenant agrees to maintain fire and all risk property coverage insurance on the building equal to its replacement value, during the term of this lease. Landlord shall be the named insured on said insurance policy. Tenant may carry insurance on its contents.

         15. PROPERTY TAXES. Tenant shall pay the ad valorem taxes on the real estate and Premises listed in this lease during the lease term and Landlord represents that the taxes for the year 2000 are Eight Hundred Eighty-Eight and 12/100 ($888.12) Dollars. And, Tenant shall pay all ad valorem taxes assessed on any equipment placed on the Premises by it and on any inventory or other items subject to said tax and shall hold the Landlord harmless therefrom.

         16. VACATE Premises AT END OF TERM. At the expiration of this lease or any renewal thereof, Tenant agrees to deliver up to Landlord, or Landlord's agents or assigns, the Premises, clean and in good order and condition, and to make good all damage to the Premises, ordinary wear and tear excepted. The said delivery to be made on the day immediately following the last day of this lease or any renewal thereof, and in the event of failure of Tenant to deliver the Premises on the termination of this lease or any renewal thereof, Landlord may hold Tenant for any damages that Landlord may have sustained due to the failure of Tenant to make delivery of the Premises, until all the Premises is cleared of all persons and property not belonging to same, be returned to Landlord, or Landlord's heirs or assigns. No demand or notice of such delivery shall be necessary.

         17. INSPECTION AND RIGHT TO REPAIR. Landlord reserves the right during the term of this lease or any renewal to enter the Premises at reasonable hours to show the same to other persons who may be interested in renting or buying the property, and for the purposes of inspecting the Premises, in order to request Tenant to make such repairs as the Landlord may deem necessary for the protection and preservation of the Premises and the buildings thereon; but Landlord is not bound to make any repairs except those agreed to herein, not to be held liable for any damage in consequence of the stoppage of sewer, gas or drain pipes by reason of freezing or any other cause of obstructions, Tenant having examined the same and being satisfied therewith, but should such obstruction, freezing, stoppages, or other defects about the Premises and the building thereon occur during the term of this lease or any renewal, or while Tenant is occupying the Premises, then Tenant shall remedy the same promptly at Tenant's expense unless Landlord by written agreement undertakes to do the same.

         18. DAMAGE OR DESTRUCTION OF Premises.

         (a) Total. If the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) working days from the date of the occurrence of the damage, Landlord may, but shall not be required to rebuild or repair the Premises. If Landlord elects not to rebuild or repair the Premises, Landlord shall so notify Tenant in writing and, effective as of the date of said damage.

         (b) Partial. If the Premises should be damaged by fire, tornado or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) working days from the date of the occurrence of the damage, this Lease shall not terminate, but Lessor shall, if the casualty has occurred prior to the final one hundred twenty (120) days of the Lease term proceed forthwith to rebuild or repair the Premises to substantially the condition existing prior to such damage. If the casualty occurs during the final one hundred twenty (120) days of the Lease term, Landlord shall not be required to rebuild or repair such damage, but if Landlord does not so elect, Landlord shall so notify Tenant in writing, and this Lease shall terminate, effective as of the date of said damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rents payable hereunder during the period in which it is untenantable shall be adjusted equitably.

         19. DEFAULT. If Tenant fails to pay any installment of rent within  ten
     (10) days of the date it is due, Landlord may, after notifying Tenant in writing of such default in the payment of rent (unless within five (5) days after receipt of such notice Tenant cures such default) declare the lease and any renewal thereof cancelled and terminated. If Tenant defaults in the payment of any moneys required herein to be paid by Tenant other than rent, or in the performance of any of the Tenant's other obligations hereunder, Landlord may, after once notifying Tenant in writing of such default (unless within thirty
(30) days after such notice Tenant cures such default if the same involves the payment of moneys other than rent required herein to be paid by Tenant, or in the case of default other than in the payment of money Tenant commences and diligently prosecutes the curing of such default) declare the lease and any renewal thereof cancelled and terminated and the remainder of the rent due under the lease term shall be due and payable immediately. If the lease shall terminate as aforesaid or should Landlord elect not to terminate this lease, in either event Landlord shall have the immediate right to re-enter and repossess the Premises and the remainder of the rent due under the lease term shall be due and payable immediately. Landlord shall have the further right (but shall not be obligated to do so) to relet the Premises and the improvements thereon, if the Landlord elects not to terminate this lease. If Landlord relets for an amount less than the rental and other charges required by this lease to be paid by Tenant, then Landlord shall notify Tenant of the deficiency each month and Tenant shall either receive credit for any amounts paid or pay the deficiency to Landlord within fifteen (15) days of receipt of such notice. No entry by Landlord under the provisions of this section shall bar the recovery of rent or damages for breach or any of the covenants, agreements or conditions on the part of the Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder shall not be deemed a waiver or forfeiture of Landlord of any of the rights of remedies provided for herein. The exercise by Landlord of any right or remedy or of any alternative rights or remedies, granted herein to Landlord shall not affect or prejudice any other rights or remedies afforded Landlord by law. Any failure of Landlord promptly to exercise the rights or pursue the remedies accruing hereunder by reason of any breach or default shall not operate as a waiver but the right and remedies shall be available to Landlord at any time or times. Nothing contained in this Section 22 shall limit or affect the rights granted Landlord by Section 10(g) of this lease.

         20. WAIVER OF  TERMINATION  NOTICE.  Both Landlord and Tenant     waive
notice of the termination of this lease at the end of the lease period specified or any renewal thereof.

         21.  WAIVER OF BREACH.  It is hereby  covenanted  and agreed that    no
waiver of a breach of any of the covenants of this lease shall be construed to be a waiver of any succeeding breach of the same or any other covenant.

         22. SUCCESSORS AND ASSIGNS. It is hereby covenanted and agreed between the parties hereto that all covenants, conditions, agreements, and undertakings, contained in this lease or any renewal thereof shall extend to and be binding on the respective heirs, executors, administrators, successors and assigns of the respective parties hereto.

         23. BUSINESS ON PREMISES. The business to be conducted on the Premises throughout the term of this lease is manufacturing lawful business of Tenant.

         24. ASSIGNMENT. Tenant shall not have the right to assign the lease or sub-let all or a portion of the Premises, (except that Tenant may assign or sub-lease the Premises or any part thereof to a subsidiary or affiliate of Tenant or Cavalier Homes, Inc. or Southern Energy Homes, Inc.), without the prior written consent of Landlord which shall not be unreasonably withheld, and Tenant shall remain liable to Landlord under the terms and conditions of this lease.

         25. EMINENT DOMAIN. If at any time during the term of this lease or any renewal thereof, the entire Premises or such portion thereof as shall make the Premises unusable for Tenant's business, shall be taken or appropriated by virtue of eminent domain or other similar proceedings, or be condemned for any public or quasi public use. Tenant shall have the right and privilege of terminating the lease, by written notice to Landlord within thirty (30) days after such condemnation or appropriation. All rents and other charges and payments provided for herein shall be permanently abated from the time of such taking, appropriation, or injury resulting in the termination of this lease. It is understood and agreed that in the event of such termination, Landlord and Tenant will prosecute at their option their respective claims against the public or private body, herein designated as the taking authority, on the account of any taking, appropriation or injury of or to the Premises, and neither party hereto shall be liable to the other for any recovery to be obtained or recovered from the taking authority.

         26. TERMINATION. After the first twelve (12) months of the original term of this lease, Tenant shall have the right during the remainder of the original term or any renewal term of this lease to terminate this lease without penalty, at any time by giving Landlord sixty (60) days prior written notice of termination. In the event this lease is assigned to a third party other than a subsidiary or affiliate of Tenant, Cavalier Homes, Inc., or Southern Energy Homes, Inc. then the rights under this paragraph become null and void.

         27. ENVIRONMENTAL MATTERS AND COMPLIANCE. (i) Landlord represents and warrants that the uses of the Premises prior to the commencement of this Lease have not violated any Environmental Laws, as defined herein, and there are no areas on the Premises where "hazardous substances" have been disposed of or released and Landlord will indemnify and hold Tenant harmless from all loss, cost, claim and expense, including attorney's fees regarding any matters or violation that occurred prior to the date of this Lease. Tenant represents and warrants that the Tenant's use of the Premises will not violate any environmental laws and that no substance, chemical, material, or substance the exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional, or Local Authority, or which, even if not so regulated, may pose a hazard to the health and safety to the occupants of the Premises or the owners of property adjacent thereto.

         (ii) Tenant hereby agrees to indemnify and hold Landlord harmless from all loss, cost, damage, claim, and expense incurred by Landlord on account of the violation by Tenant of any representations or warranties set forth in this paragraph, or of Tenant's failure to perform any obligations of this paragraph, or of Tenant's failure to comply fully with all environmental laws, rules, and regulations.

         (iii) For purposes of this entire paragraph "hazardous substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or any flammable substances, explosives, radioactive materials, hazardous materials, hazardous waste, toxic substances, pollutants, pollution, or related materials which are covered by, or regulated under, any other Federal, State, or Local Statute, Law, Ordinance, Code, Rule, Regulation, Order, or Decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect (herein collectively referred to as the "Environmental Laws").

         28. ATTORNEY FEES. Tenant agrees to pay all costs of collection, including a reasonable attorney's fees, if all or any part of the rent reserved herein is collected after maturity with the aid of any attorney; also to pay reasonable attorney's fees in the event it becomes necessary for the Landlord to employ an attorney to force Tenant to comply with any of the covenants, obligations, or conditions imposed by this lease or any renewal thereof.

         29. LAW GOVERNING. This lease has been entered into under the laws of the State of Alabama and the rights and obligations of the parties hereunder shall be governed and determined according to such laws.

         30. SEVERABILITY. If any provision of this Agreement or the application of any provisions to any person or to any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of the Landlord and Tenant that if any provision of this Agreement is susceptible to two or constructions, one of which would render the provision enforceable and the other or others of which would render the provisions unenforceable, then the provision shall have the meaning which renders it enforceable.

         31. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties with respect to the Premises and cannot be changed unless such change, modification, or amendment is in writing and executed by all parties to this lease.

         32.  COUNTERPARTS.  This   lease   may   be executed  in   two  or more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         33. NOTICE. Any notice provided to be given by the parties hereto shall be in writing, each to the other, as the case may be, and mailed by Certified United States Mail, postage prepaid, and directed to Landlord at P. O. Box 578, Haleyville, Alabama, 35565, and to Tenant at P. O. Box 1190, Haleyville, Alabama 35565, or by delivery of any such written notice to the other.

         34. HEADINGS. Headings of sections and subsections have been inserted in this agreement as a matter of convenience and it is agreed that such headings are not a part of this agreement and will not be used in the interpretation of any provision hereof.

         IN TESTIMONY WHEREOF, the above named Landlord and Tenant have executed this and two other original instruments of identical tenor and date, on the day and year set forth in the first paragraph of this lease.


                                                LANDLORD:
                                                MINOR & SMITH REAL ESTATE, INC.

/s/ Francis Wakefield                           By /s/ JR Smith           (L.S.)
---------------------                             ------------------------------
Witness                                           Its President
                                                     ---------------------------
                                                TENANT:

                                                RIDGE CREST, LLC
/s/ Francis Wakefield
---------------------                           By /s/ James C. Caldwell  (L.S.)
Witness                                           ------------------------------
                                                Its President
                                                   -----------------------------